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                                                                  Exhibit 17(f)
                 THE MUNICIPAL FUND ACCUMULATION PROGRAM, INC.
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Brian D. Stewart as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of The Municipal Fund Accumulation Program, Inc. (the "Program") held of record by the undersigned on January 9, 2004 at the special meeting of shareholders of the Program to be held on March 8, 2004 or any adjournment thereof.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal.

       By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                               (Continued and to be signed on the reverse side)


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    Please mark boxes [_] in blue or black ink.
    1.To approve an Agreement and Plan of Reorganization between The Municipal
      Fund Accumulation Program, Inc. and Merrill Lynch Municipal Bond Fund, Inc., on behalf of the National Portfolio.
                     [_] FOR      [_] AGAINST      [_] ABSTAIN
    2.In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.
                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both
                                              should sign. When signing as
                                              attorney or as executor,
                                              administrator, Director or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Dated: ___________________________

                                              X ________________________________
                                                Signature
                                              X ________________________________
                                                Signature, if held jointly

                 SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

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